UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 22, 2004
(December 21, 2004)

STORAGE TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-7534	84-0593263
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2004, Storage Technology Corporation (“StorageTek”) filed a Current Report on Form 8-K (the “Prior 8-K”) relating to, among other things, the fact that the Human Resources and Compensation Committee of the Board of Directors of StorageTek had approved the performance objectives for StorageTek that will be used to determine the total pool available for cash bonus awards that may be paid to StorageTek’s executives and employees for the 2005 fiscal year under StorageTek’s 2004 Performance-Based Incentive Bonus Plan approved by stockholders on May 20, 2004.

In the first sentence of the second paragraph of the text under Item 1.01 of the Prior 8-K, there was an error. The sentence in the Prior 8-K read, “The total pool available for cash bonuses under the Bonus Plan for fiscal year 2005 is based upon two performance objectives, net after-tax revenues for the fiscal year and return on assets for the fiscal year, each weighted equally.” The reference to “net after-tax revenues” should have read “net after-tax income.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2004	Storage Technology Corporation By: /s/ Mark Roellig —————————————— Vice President, General Counsel

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